UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2008

HOUSERAISING, INC.
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 (Exact Name of Registrant as Specified in Charter)

North Carolina
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(State or Other Jurisdiction of Incorporation)

000-50701
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(Commission File Number)

56-2253025
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(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
__________________________________
(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
__________
(Registrant's Telephone Number, Including Area Code)
________________________________________
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2008, the Board of Directors authorized the Registrant to enter into a Promissory Note and Forebearance Agreement with Gregory J. Wessling (“Wessling”) evidencing a debt by the Registrant to Wessling in the cash amount of $16,300 which he recently advanced to the Company and a debt that would become due upon demand in the amount of $2,000,000 should Mr. Wessling be called upon to pay funds owing upon his guaranty of the Registrant’s indebtedness to Wachovia Bank, N.A. in the amount of $6,000,000. The obligations represented by the promissory note and forebearance agreement were secured by a collateral assignment agreement and a security agreement, and the security under those agreements was certain enumerated assets of the Registrant. A copy of the Promissory Note and Forebearance Agreement, Security Agreement and Collateral Assignment Agreement are attached hereto as Exhibit 10.1, 10.2 and 10.3 respectively. Mr. Wessling is Chairman, CEO and President of the Registrant and abstained from voting on this matter.

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Promissory Note and Forebearance Agreement

10.2	Security Agreement

10.3	Collateral Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2008	HOUSERAISING, INC.

	By:	/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman, CEO and President